                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Kevco, Inc. on Form S-8 (File No. 333-19959) of our report dated
February 14, 1997, except for Note K, which is February 28, 1997, on our audits of the consolidated financial statements of Bowen Supply, Inc. and Subsidiary as of December 31, 1996 and 1995 and for the two years in the period ended
December 31, 1996, which report is included in this Form 8-K/A.

                                                /s/ Dougherty McKinnon & Luby


Columbus, Georgia
May 6, 1997